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                                                                 EXHIBIT 21


                      AIR EXPRESS INTERNATIONAL CORPORATION

                 SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 1993

                                                              Percent
                                             Jurisdiction    of Shares
                                                  of          Owned by
        Name                                 Incorporation  Direct Parent
        ----                                 -------------  -------------
        Air Express International USA, Inc.   Delaware          100%
        Surface Freight Corporation           Florida           100%
        Air Express International (Australia) Australia         100%
        Air Express International (Belgium)   Belgium           100%
          N.V.
        Air Express International do Brazil   Brazil            100%
          Ltda. S.C.
        Air Express International (Canada)    Canada            100%
          Limited
        AEI Pandair S.A.                      France            100%
        Air Express International GmbH        Germany           100%
        Air Express International (Ireland)   Ireland           100%
          Limited
        Air Express International Holding     The               100%
          B.V.                                 Netherlands
        Air Express International Limited     New Zealand       100%
        Air Express International (PNG) Pty.  Papua New         100%
          Limited                              Guinea
        Air Express International Corporation Peru              100%
          Del Peru S.A.
        Air Express International Singapore   Singapore         100%
          (Pte.) Limited
        Air Express International (S.A.) Pty. South Africa      100%
          Limited
        Air Express International (H.K.)      Hong Kong         100%
          Limited
        AEIC Air Cargo, Inc.                  Taiwan            100%
        Air Express International (U.K.) Ltd. United            100%
                                               Kingdom
        Air Express International Limited     Switzerland       100%
        Air Express International (Panama)    Panama            100%
          S.A.
        Air Express International (Fiji)      Fiji              100%
          Limited
        Votainer Japan                        Japan              60%
        Votainer Philippines                  Philippines        60%



















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